SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            SCHEDULE 14C INFORMATION

              INFORMATION STATEMENT PURSUANT TO SECTION 14C OF THE
                        SECURITIES EXCHANGE ACT OF 1934

[X] Filed by the Registrant       [ ] Filed by a Party other than the Registrant

Check the appropriate box:
[X] Preliminary Information Statement
[ ] Definitive Information Statement Only
[ ] Confidential, for Use of the Commission (as permitted by Rule 14c)

                        American Soil Technologies, Inc.
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                (Name of Registrant as Specified In Its Charter)

Name of Person(s) Filing Information Statement, if other than Registrant:

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Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14C-5(g) and 0-11.

(1)  Title of each class of securities to which transaction applies:

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(2)  Aggregate number of securities to which transaction applies:

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(3)  Per unit price or other underlying value of transaction  computed  pursuant to Exchange Act Rule 0-11 (Set forth the amount of which the filing fee is calculated and state how it was determined):

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(4)  Proposed maximum aggregate value of transaction:

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(5)  Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided  by  Exchange  Act
    Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)   Amount previously paid:
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    2)   Form, Schedule or Registration Statement No.:
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    3)   Filing Party:
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    4)   Date Filed:
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                        AMERICAN SOIL TECHNOLOGIES, INC.
                        NOTICE OF MEETING OF STOCKHOLDERS
                        HELD BY MAJORITY WRITTEN CONSENT


TO ALL STOCKHOLDERS OF AMERICAN SOIL TECHNOLOGIES, INC.:

NOTICE IS HEREBY GIVEN to you as a stockholder of record of American Soil Technologies, Inc., a Nevada corporation (the "Company"), that a Majority Written Consent in Lieu of a Meeting of Stockholders (the "Written Consent") has been executed to be effective 20 days from the date of mailing this Information Statement to you. The Written Consent authorizes the following corporate actions:

     1. An amendment to Article IV of the Company's Articles of Incorporation increasing the Company's total authorized capital stock from 25,000,000 shares to 110,000,000 shares, of which 100,000,000 shares shall be common stock, with a par value of $.001 per share (the "Common Stock") and 10,000,000 shares shall be preferred stock, with a par value of $.001 per share (the "Preferred Stock"). The Preferred Stock may be issued from time to time in one or more series with such designations, preferences and relative participating, optional or other special rights and qualifications, limitations or restriction thereof, as shall be stated in the resolutions adopted by the Board of Directors providing for the issuance of such Preferred Stock or series thereof (the "Amendment"). The Amendment will be filed with the Secretary of State of Nevada on or after the twentieth day after this Information Statement is mailed to the Stockholders of the Company.

Because execution of the Written Consent was assured, the Company's Board of Directors believes it would not be in the best interest of the Company and its stockholders to incur the costs of holding a special meeting or of soliciting proxies or consents from additional stockholders in connection with these actions. Based on the foregoing, the Board of Directors of the Company has determined not to call a Special Meeting of Stockholders to authorize this corporate action.

The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of Common Stock held of record by them.

The Board of Directors has fixed the close of business on June 23, 2003, as the record date (the "Record Date") for the determination of stockholders who are entitled to receive this Information Statement. This Information Statement is being mailed on or about July 14, 2003, to all stockholders of record as of the Record Date. Under Nevada law, stockholders are not entitled to dissenter's rights of appraisal with respect to any of the matters being authorized herein.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

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                        AMERICAN SOIL TECHNOLOGIES, INC.

                      INFORMATION STATEMENT ON SCHEDULE 14C

           PRINCIPAL STOCKHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT


The following table sets forth the shareholdings of those persons who: (i) own more than five percent of our Common Stock as of the date of this Information Statement with the number of outstanding shares at 9,258,782; (ii) are officers or directors of the Company; and (iii) all officers and directors as a group:

                                                         Percentage Beneficially
Name and Address(1)              Number of Shares (2)              Owned
-------------------              --------------------              -----
Carl P. Ranno
 Director, CEO, President               12,500                       *
Ken Lew
 Director, CFO                          20,000                       *
Neil C. Kitchen
 Director, Vice President            1,376,855                    14.9%
Diana Visco
 Secretary                                 -0-                     -0-%
Louie Visco
 Chairman                            8,894,264 (3)                63.4%
Scott Baker
 Director                              229,818                     2.5%
All Officers and Directors
 as a group (6 people)              10,533,437                    75.1%
The Benz Group                       8,894,264 (4)                63.4%
Ron and Kathy Salestrom                876,272                     9.5%

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*    Less than 1%.
1    C/o the Company's address unless otherwise noted.
2 Except as otherwise indicated, we believe that the beneficial owners of Common Stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage of any other person.
3 Consists of 4,130,565 shares of Common Stock and 4,763,699 shares of Preferred Stock convertible into 4,763,699 shares of Common Stock held in the name of The Benz Group, a company in which Mr. Visco owns a majority interest.
4 Includes 4,763,699 shares of Preferred Stock convertible into 4,763,699 shares of Common Stock.

                AMENDMENT TO ARTICLES OF INCORPORATION INCREASING
                      THE AUTHORIZED SHARES OF COMMON STOCK
                         AND AUTHORIZING PREFERRED STOCK

On June 30, 2003, the Board of Directors and a majority of the Stockholders adopted an amendment to the Company's Articles of Incorporation increasing the authorized capitalization of the Company from 25,000,000 shares of Common Stock to 100,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock The Preferred Stock is issuable in series, each series possessing such rights,

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preferences  and privileges as are determined by the Board of Directors upon the designation of that series. It is within the discretion of the Board to determine matters such as dividend rights or interest rates, conversion privileges, redemption prices, liquidation preferences and other rights without additional Stockholder approval. The increase in authorized shares of Common Stock and Preferred Stock provides the Company with authorized securities which could be used by it in merger or acquisition transactions, in satisfaction of existing indebtedness, in payment of trade creditors or in future financing transactions. Accordingly, the Board and a majority of stockholders believe that increasing the authorized capital stock will provide the Company with increased flexibility in structuring and a greater possibility of effecting one or more of the foregoing transactions.

Additionally, the Company has a loan payable in the amount of $2,381,849.89 to The Benz Group, a company in which a major shareholder of the Company owns a substantial interest. The loan is due on demand, subject to such demand not interfering with the operations and needs of the Company. The interest rate is the prime rate charged the lender by its bank. During the quarters ended March 31, 2003 and 2002, interest paid was $23,231 and $14,065, and for the nine months ended March 31, 2003 and 2002, $64,040 and $38,523, respectively. During the quarter ended March 31, 2003, The Benz Group agreed to convert all of the outstanding debt to Series A Preferred Stock, subject to shareholder authorization, which will result in the designation of 5,000,000 and issuance of 4,763,699 shares of Series A Preferred Stock with a stated value of $0.50 per share. The dividend rate will be equal to the prime rate for the period and the Series A Preferred Shares will be convertible into shares of Common Stock on a one-for-one basis.

At the present time, there are no other agreements or specific plans with respect to the newly authorized Common or Preferred Stock.

Future issuances of shares could, under certain circumstances, have an anti-takeover effect (for example, by diluting the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction directed to the combination of the Company with another company). The current amendment to the Articles of Incorporation is not in response to any effort to accumulate the Company's stock or to obtain control of the Company by means of a merger, tender offer, solicitation in opposition to management or otherwise. As of the date of this Information Statement, management is not aware of any actions taken by any person or group to obtain control of the Company.

             DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR 2003

The rules of the Securities and Exchange Commission permit stockholders of the Company, after notice to the Company, to present proposals for stockholder action in the Company's proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for stockholder action, and are not properly omitted by Company action in accordance with the proxy rules published by the Securities and Exchange Commission. The Company's 2003 annual meeting of stockholders is expected to be held on or about November 8, 2003, and proxy materials in connection with that meeting are expected to be mailed on or about October 1, 2003. The deadline for proposals of stockholders of the Company that are intended to be presented at the Company's 2003 annual meeting was June 1, 2003, in order for them to be included in the proxy statement and form of proxy relating to that meeting.

The Company's 2004 annual meeting of stockholders is expected to be held on or about November 8, 2004 and proxy materials in connection with that meeting are expected to be mailed on or about October 1, 2004. Proposals of stockholders that are intended to be presented at the Company's 2004 annual meeting must be received by the Company no later than June 1, 2004 in order for them to be included in the proxy statement and form of proxy relating to that meeting.

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                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires that the Company's Officers and Directors, and persons who own more than ten percent of a registered class of the Company's equity securities, file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, Directors and greater than ten percent stockholders are required by regulation to furnish to the Company copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that during the 2002 fiscal year, all such filing requirements applicable to its Officers, Directors, and greater than ten percent beneficial owners were complied with.

                                  ANNUAL REPORT

A copy of the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2002, which has been filed with the SEC pursuant to the Exchange Act, is being mailed to you along with this Information Statement and is hereby incorporated by reference into this Information Statement, including the financial statements that are part of our Annual Report. The Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2002, and Quarterly Reports on Form 10-QSB for the periods ended September 30, 2002, December 31, 2002, and March 31, 2003, are each incorporated by reference into this Information Statement. Additional copies of this Information Statement and/or the Annual Report, as well as copies of the Quarterly Reports, may be obtained without charge upon written request to Carl P. Ranno, American Soil Technologies, Inc., 215 North Marengo, Suite 110, Pasadena, California 91101, or on the Internet at www.sec.gov from the SEC's EDGAR database.

                                 OTHER BUSINESS

No further business will be transacted by written consent to corporate action in lieu of meeting of stockholders to which this Information Statement pertains.

By Order of the Board of Directors


/s/ Carl P. Ranno
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By: Carl P. Ranno, President

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